Exhibit 1

ORIENT-EXPRESS HOTELS LTD.
(a Bermuda company)
14,403,300 Class A Common Shares
(par value $.01 each)

SALES AGREEMENT

                        , 2003

[Name and Address of Sales Agent]

Ladies and Gentlemen:

        Orient-Express Hotels Ltd., a company incorporated in Bermuda ("OEH"), and Sea Containers Ltd., a company incorporated in Bermuda ("Sea Containers") confirm their agreement with you with respect to the offer and sale by Sea Containers of up to 14,403,300 shares (the "Shares") of the class A common shares, par value $.01 each, of OEH (the "Class A Shares"), including 2,459,399 Shares issuable upon conversion of 2,459,399 class B common shares owned by Sea Containers (the "Conversion Shares").

        Subject to the terms and conditions stated herein, Sea Containers hereby (i) appoints you as its agent for the purpose of selling any or all of the Shares in accordance with the provisions of paragraph 2(a) hereof, and (ii) agrees that whenever Sea Containers determines to sell Shares directly to you as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of paragraph 2(b) hereof. [OEH and Sea Containers have entered into a sales agreement dated the date hereof with                         , which agreement is substantially identical to this Agreement.]

        OEH has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-102576), relating to the offer and sale of the Shares by Sea Containers from time to time in accordance with Rule 415(a)(1)(i) or (x) under the Securities Act of 1933 (the "1933 Act"). Such registration statement, including the exhibits thereto, at the time it or the last post-effective amendment thereto becomes effective, is hereinafter called the "Registration Statement," and the prospectus constituting Part I of the Registration Statement is hereinafter called the "Prospectus," except that (a) if an amended Prospectus or Prospectus supplement is filed by OEH pursuant to Rule 424(b) under the 1933 Act, the term "Prospectus" will mean the last such amendment or supplement, and (b) whenever OEH files any report pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference into the Registration Statement pursuant to Item 12 of Form S-3, the terms "Registration Statement" and "Prospectus" will include such report from and after the time it is filed with the Commission.

        Each Share includes a right (a "Right") to purchase, under certain circumstances, one one-hundredth of a series A junior participating preferred share of OEH (a "Preferred Share"), subject to adjustment. The Rights are being issued pursuant to a Rights Agreement dated as of June 1, 2000, between OEH and EquiServe Trust Company N.A. (successor to Fleet National Bank), as rights agent (the "Rights Agreement").

        SECTION 1.    Representations and Warranties.    OEH and Sea Containers represent and warrant to you as of the date of this Agreement, and will represent and warrant to you on each date when the Registration Statement or any post-effective amendment thereto becomes effective (an "Effective Date"), each Settlement Date (as defined in paragraph 2(b) below) and each time referred to in paragraphs 6(a) and 6(b) below (a "Representation Date"), as follows:

          (a)    the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the rules of the Commission thereunder, and

  (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that Sea Containers and OEH make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by you to OEH expressly for use in the Registration Statement or the Prospectus, as provided in paragraph 7(a) of this Agreement.

          (b)    Sea Containers, OEH and the subsidiaries of OEH have been duly organized and are validly existing as companies or corporations, as the case may be, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own, lease and operate their respective properties and conduct their respective businesses.

          (c)    Sea Containers, OEH and the subsidiaries of OEH are in compliance with all laws requiring their qualification to do business as foreign corporations, and are in good standing, in all jurisdictions in which they respectively own or lease properties of a nature, or transact business of a type, that would require such qualification, except where the failure to comply with such laws would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of OEH and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

          (d)    All of the outstanding capital shares of OEH and the subsidiaries of OEH have been duly authorized and validly issued and are fully paid and nonassessable, and OEH, directly or through subsidiaries, owns all the outstanding capital shares of its subsidiaries, free and clear of all material security interests, liens, encumbrances, claims and equities, except that approximately 3.0% of the equity in Companhia Hoteis Palace, approximately 4.5% of the equity in Societé de la Cité S.A. and approximately 25% of the equity in Miraflores Venutes Ltd. and Plan Costa Maya S.A. de C.V. are not owned by OEH or its subsidiaries.

          (e)    No holder of the outstanding capital shares of OEH is subject to personal liability by reason of being such a holder; none of the outstanding capital shares of OEH was issued in violation of the preemptive rights of any shareholder of OEH; and the descriptions of the Class A Shares and the Rights in the Prospectus are materially accurate and complete summaries.

          (f)    To the knowledge of OEH, Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the rules of the Commission.

          (g)    The consolidated financial statements of OEH and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial position and results of operations of OEH and its subsidiaries on a consolidated basis at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the respective periods involved, and in compliance with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission, and the supporting financial statement schedule or schedules included or incorporated by reference in the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, presents or present fairly in all material respects the information required to be stated therein. Any summary consolidated financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

          (h)    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise disclosed in the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of OEH and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) except for this Agreement and the transactions provided for herein, there have been no transactions entered into by OEH or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to OEH and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by OEH on any class of its capital shares.

          (i)    There is no action, suit or proceeding before or by any court or governmental agency or body, United States domestic ("domestic") or foreign (other than as disclosed in the Prospectus), now pending or, to the knowledge of OEH, threatened, against or affecting OEH or any of its subsidiaries, which action, suit or proceeding is required to be disclosed in or incorporated by reference into the Registration Statement or might result in a Material Adverse Change, or might materially and adversely affect the sale of the Shares pursuant to this Agreement and any applicable Terms Agreement; and all pending or threatened legal or governmental proceedings to which OEH or any of its subsidiaries is a party or of which any of their property is the subject and which are not described in or incorporated by reference into the Registration Statement or otherwise publicly disclosed prior to the date of this Agreement and any applicable Terms Agreement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material to OEH and its subsidiaries considered as one enterprise.

          (j)    There are no contracts or documents of OEH or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the rules of the Commission, or are required to be described in the Prospectus, which have not been so filed or incorporated by reference or described.

          (k)    None of Sea Containers, OEH, or any of their respective subsidiaries is in violation of its charter or bye-laws or other constituent documents, or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound or subject, except for such defaults, if any, that individually or in the aggregate would not have a Material Adverse Effect.

          (l)    The execution and delivery by OEH and Sea Containers of this Agreement and any applicable Terms Agreement, the performance by OEH and Sea Containers of, or their compliance with, their respective obligations under this Agreement and any applicable Terms Agreement, the sale and delivery by Sea Containers of the Shares, the Rights and, upon exercise of the Rights, the Preferred Shares, and the other transactions contemplated in this Agreement, any applicable Terms Agreement or the Registration Statement do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Sea Containers, OEH or any subsidiary of OEH under,

            (i)    any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Sea Containers, OEH or any of their respective subsidiaries is a party or by which any of them is bound or to which any of their properties may be subject, except for such breaches, violations, defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect, or

            (ii)    the charter or bye-laws or other constituent documents of Sea Containers, OEH or any of their respective subsidiaries, or

            (iii)    any statute, rule or regulation, or any decree, judgment or order of any court or governmental agency or body (domestic or foreign) having jurisdiction over Sea Containers, OEH or any of OEH's subsidiaries or over their respective properties, except for such breaches, violations or defaults and liens, charges or encumbrances, if any, that would not have a Material Adverse Effect.

          (m)    No consent, approval, authorization or order of, or registration, qualification or filing of or with, any court or governmental agency or body (domestic or foreign) is required for the performance by Sea Containers or OEH of its obligations under this Agreement or any applicable Terms Agreement, or the consummation of the transactions contemplated by the this Agreement or otherwise in connection with the valid sale and delivery by Sea Containers of the Shares and the Rights except

            (i)    such as shall have been or will be obtained or made under the 1933 Act,

            (ii)    such as have been or will be obtained from the Bermuda Monetary Authority, and

            (iii)    such as may be required under state securities laws in connection with the purchase and distribution of the Shares and Rights by you.

          (n)    Sea Containers has, and at each Settlement Date (including any Option Settlement Date as defined in paragraph 5(i) of this Agreement) will have, valid and unencumbered title to the outstanding Shares to be delivered by Sea Containers on such Settlement Date. The Shares to be sold by Sea Containers pursuant to this Agreement and any applicable Terms Agreement will be certificated securities in registered form and will not be held in any securities account or by or through any securities intermediary within the meaning of Article 8 of the Uniform Commercial Code as in effect in the State of New York. Sea Containers has, and at each Settlement Date and Option Settlement Date will have, full right, power and authority to hold, sell, transfer and deliver the Shares pursuant to this Agreement and any applicable Terms Agreement; and upon your acquiring possession of such Shares and paying the purchase price therefor as contemplated under any applicable Terms Agreement, without notice of any adverse claim, you will acquire your interest in such Shares (including, without limitation, all rights that Sea Containers has the power to transfer in such Shares) free of any adverse claim.

          (o)    This Agreement, together with any applicable Terms Agreement, has been duly authorized, executed and delivered by OEH and Sea Containers and is a valid and binding agreement of OEH and Sea Containers, except that (i) the validity of the indemnification and contribution provisions of Sections 7 and 8 of this Agreement may be limited by public policy considerations, and (ii) the validity of Section 16 of this Agreement may be limited by the public policy of the State of New York, and with respect to the United States District Court for the Southern District of New York, may be subject to the discretion of the court pursuant to 28 U.S.C. Section 1404(a).

          (p)    The Rights Agreement has been duly authorized, executed and delivered by OEH; the Rights have been duly authorized by OEH, and the Rights attached to the Shares are validly issued; and the Preferred Shares issuable upon exercise of such Rights have been duly authorized by OEH and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

          (q)    The Class A Shares (including the Shares) and the Rights associated therewith are listed on the New York Stock Exchange.

          (r)    There are no contracts, agreements or understandings between OEH and any person other than Sea Containers, granting such person the right to require OEH to include in the

  Registration Statement any securities (debt or equity) of OEH owned or to be owned by such person.

          (s)    Each of OEH and its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are otherwise described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of OEH and its subsidiaries considered as one enterprise. All of the leases and subleases material to the business of OEH and its subsidiaries, considered as one enterprise, and under which OEH or any subsidiary holds properties, are in full force and effect, and neither OEH nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of OEH or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of OEH or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

          (t)    Except as disclosed in the Registration Statement, or except as would not individually or in the aggregate have a Material Adverse Effect, each of OEH and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither OEH nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (u)    OEH and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither OEH nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of OEH or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (v)    Except as disclosed in the Prospectus or except as would not individually or in the aggregate have a Material Adverse Effect, (A) OEH and its subsidiaries are in compliance with all applicable Environmental Laws, (B) OEH and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against OEH or any of its subsidiaries, and (D) there are no circumstances with respect to any property or operations of OEH or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against OEH or any of its subsidiaries. "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, and "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (w)    OEH is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (x)    Any certificate signed by any officer of OEH or Sea Containers or any of its subsidiaries delivered pursuant to the terms of this Agreement shall be deemed a representation and warranty by OEH or Sea Containers, respectively, to you as to the matters covered thereby.

        SECTION 2.    Authorization for Offers; Sales as Agent; Purchases as Principal; Suspensions of Offers.

        (a)    Sales as Agent.    On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, you agree, as agent for Sea Containers, to use your best efforts to sell the Shares upon the terms and conditions set forth in the Prospectus and hereinafter provided. Sea Containers may, on the date the Registration Statement is declared effective and on any business day thereafter, deliver notice to you by telephonic communication and confirmed by any standard form of written telecommunication (the "Authorization") confirming the minimum price at which you may sell the Shares and the limitation, if any, on the number of Shares which may be sold at such price, and the terms of such Authorization shall remain in effect until receipt by you of a subsequent Authorization which modifies the terms of the previously delivered Authorization. The terms contained in the most recently delivered Authorization may be modified subsequent to the delivery thereof by telephonic or other form of communication, provided that you shall not be bound by, or subject to any liability with respect to, such modification until a reasonable time after receipt by you from Sea Containers of a subsequent Authorization containing such modifications.

        Sea Containers reserves the right, in its sole discretion, to suspend sales of the Shares commencing at any time for any period of time or permanently. Upon receipt of instructions from Sea Containers, you will forthwith suspend such sales for Sea Containers until such time as Sea Containers has advised you that sales may be resumed.

        Sea Containers agrees to pay you a commission in respect of agency transactions in the amount of $    per Share.

        (b)    Purchases as Principal.    Each sale of Shares to you as principal will be made in accordance with the terms of this Agreement and a separate agreement to be entered into between you and Sea Containers which will provide for the sale of such Shares to, and the purchase and reoffering thereof by, you. Each such separate agreement (which will be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between you and Sea Containers) is herein referred to as a "Terms Agreement." Your commitment to purchase Shares pursuant to any Terms Agreement will be deemed to have been made on the basis of the representations and warranties of OEH and Sea Containers herein contained and will be subject to the terms and conditions herein set forth. Each Terms Agreement will specify the number of Shares to be purchased by you pursuant thereto, the price to be paid to Sea Containers for such Shares, the initial public offering price, if any, at which the Shares are proposed to be reoffered, and the date, time and place of delivery of and payment for such Shares (the "Settlement Date"). Such Terms Agreement will also specify any requirements for opinions of counsel and letters from Deloitte & Touche LLP pursuant to Section 5 hereof. Sea Containers will deliver to you certificates, if any, for all of the Shares to be sold by it pursuant to the Terms Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures guaranteed, to be placed in custody with a custodian with irrevocable conditional instructions to deliver such securities to the you pursuant to the Terms Agreement.

        (c)    Manner of Sales.

          (1)    The sale of the Shares through you as agent or by you as principal may be effected from time to time by means of (A) ordinary brokers' transactions and transactions in which the broker-dealer solicits purchasers, (B) block transactions (which may involve crosses) in accordance with the rules of the New York Stock Exchange in which you may attempt to sell Shares as agent but may purchase and resell all or a portion of the block as principal, (C) fixed price offerings off the floor of the New York Stock Exchange or exchange distributions and special offerings pursuant to and in accordance with the rules of the New York Stock Exchange, or (D) a combination of any such transactions. Such transactions may be effected by you at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. You may effect such transactions by selling Shares to or through other broker-dealers, and such other broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from you and/or commissions from the purchasers of Shares for whom they may act as agent (which discounts, concessions or commissions will not exceed those customary in the types of transactions involved). In connection with the sale of the Shares, you may also receive commissions from purchasers of Shares for whom you may act as agent.

          (2)    Sea Containers acknowledges that nothing in this Agreement will prohibit you from (A) acting as broker for the sale of shares of OEH by customers other than OEH or Sea Containers, (B) soliciting the sale of shares of OEH through you as broker for the seller, soliciting the sale of shares of OEH to you as principal and soliciting offers to buy shares, (C) purchasing shares of OEH otherwise than pursuant to this Agreement, and (D) offering and selling as principal for your own account shares of OEH which you have purchased otherwise than pursuant to this Agreement.

        (d)    Procedures.    Administrative procedures respecting the sale of Shares will be agreed upon from time to time by you, OEH and Sea Containers, and as of the date of this Agreement, the administrative procedures relating to transactions in your capacity as agent pursuant to paragraph 2(a) hereof are set forth in Exhibit B hereto (the "Procedures"). You, OEH and Sea Containers agree to perform the respective duties and obligations specifically provided to be performed by you, OEH and Sea Containers herein and in the Procedures.

        (e)    Delivery.    The documents required to be delivered by Sections 5 and 6 hereof will be delivered at your office at                , New York, New York              on the dates provided in Sections 5 and 6, or at such other places or times as you and Sea Containers may agree upon.

        SECTION 3.    Covenants of OEH and Sea Containers.    OEH and Sea Containers covenant with you as follows:

        (a)    of OEH or Sea Containers will advise you immediately and confirm such advice in writing:

          (i)    of OEH's intention to amend or supplement the Registration Statement or the Prospectus (otherwise than by the filing of periodic reports pursuant to Section 13(a) of the 1934 Act), and OEH will furnish you with copies of any such amendment or supplement a reasonable time in advance of filing, and will not file such amendment or supplement without your consent, which consent shall not be unreasonably withheld;

          (ii)    of the filing of any document incorporated by reference in the Registration Statement, and promptly thereafter OEH will make available to you for consultation appropriate personnel of OEH so as to permit you to conduct due diligence with respect to such filing;

          (iii)    of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or the request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating to the Registration Statement or the Prospectus or any document incorporated by reference into the Prospectus;

          (iv)    of the filing or effectiveness of the Registration Statement, the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus; and

          (v)    of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the institution or threat of any proceeding for any such purposes. OEH and Sea Containers will use their best efforts to prevent the issuance of any such order or of any order suspending such qualification and to obtain as soon as possible its lifting at the earliest possible moment, if issued.

        (b)    If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for OEH or Sea Containers or your counsel, to amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the rules of the Commission, OEH, Sea Containers or your counsel, as the case may be, will give you immediate notice to cease the sale of the Shares in your capacity as agent and to cease sales of any Shares you may then own as principal, and OEH will, subject to subsection 3(a)(i), if applicable, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

        (c)    Promptly after OEH releases to the general public quarterly financial statement information of OEH, interim financial statement information with respect to any unanticipated charge or gain or, upon your request, any other interim financial statement information related to OEH with respect to each of the first three quarters of any fiscal year, or preliminary financial statement information with respect to any fiscal year, OEH will furnish to you copies of such documents and will file with the Commission a Form 8-K under the 1934 Act that includes (or OEH shall, subject to subsection 3(a)(i), if applicable, otherwise cause the Registration Statement to be amended and the Prospectus to be supplemented to include or incorporate by reference) such financial statement information and, if and to the extent relevant, corresponding information for the comparable period of the preceding fiscal year; provided that if on the date of such release, and for so long thereafter as, (i) all sales of Shares previously made pursuant to paragraph 2(a) of this Agreement have settled, (ii) you are not obligated to purchase Shares under a Terms Agreement, and (iii) you are not offering for sale any Shares which you are holding as principal and which you acquired under a Terms Agreement, then OEH will not be obligated to file such a Form 8-K or otherwise amend or supplement the Prospectus.

        (d)    Promptly after OEH releases to the general public audited financial information of OEH for any fiscal year, OEH will furnish to you copies of such documents and will, subject to subsection 3(a)(i), if applicable, cause the Registration Statement to be amended and the Prospectus to be supplemented, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto; provided that if on the date of such release, and for so long thereafter as, (i) all sales of Shares previously made pursuant to paragraph 2(a) of this Agreement have settled, (ii) you are not obligated to purchase Shares under a Terms Agreement, and (iii) you are not offering for sale any Shares which you are holding as principal and which you acquired under a Terms Agreement, then OEH will not be obligated so to amend or supplement the Prospectus.

        (e)    OEH, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the offering or sale of the Shares, (i) will file promptly all documents required to be filed by it with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act, and (ii) will obtain the written consent of OEH's independent accountants for the incorporation by reference in the Registration Statement of their reports on the audited financial statements contained in OEH's annual reports on Form 10-K under the 1934 Act.

        (f)    OEH will furnish to you such copies of the Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as you may reasonably request.

        (g)    OEH will make generally available to its securityholders earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act) with respect to each sale of Shares under a Terms Agreement.

        (h)    Until this Agreement is terminated, OEH will furnish to you, as soon as available, (i) a copy of each of its annual reports to shareholders, (ii) a copy of each other document mailed by OEH to its shareholders, (iii) each press release or announcement issued by OEH, and (iv) from time to time, such other information concerning OEH and its subsidiaries as you may reasonably request.

        (i)    OEH and Sea Containers will cooperate with you in qualifying the Shares, including the Rights associated therewith, for offering and sale under the laws of such jurisdictions as you shall reasonably designate and will cooperate with you in continuing such qualifications in effect so long as required for the distribution by you of such Shares and Rights; provided that in connection with such qualification, OEH or Sea Containers will not be required to qualify as a foreign corporation or a securities dealer in any jurisdiction, or to consent to the service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Shares) or to take any action which would or could subject Sea Containers or OEH to taxation in any jurisdiction where it is not now so subject. OEH will execute such statements and reports you or your counsel prepare as may be required by the laws of each jurisdiction in which the Shares and Rights are being qualified. OEH will also supply you with such information for determining the legality of the Shares and Rights for investment under the laws of such jurisdictions as you may reasonably request.

        (j)    Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, OEH will not, without your prior consent, offer or sell, or enter into any agreement to sell, any Class A Shares or securities convertible into or exchangeable for Class A Shares (other than the Shares and Rights which are to be sold pursuant to such Terms Agreement), except as may otherwise be provided in any such Terms Agreement and except for (i) Class A Shares issuable upon the exercise of employee stock options granted by OEH in the normal course of its business, and (ii) Class A Shares issuable upon conversion of OEH's outstanding class B common shares and any outstanding preferred shares.

        SECTION 4.    Payment of Expenses.    Sea Containers will pay all expenses, fees and taxes (other than any transfer taxes and any fees and disbursements of your counsel except as provided in clause (iv) below) incident to the performance of its obligations and OEH's obligations under this Agreement, including (i) the preparation and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the certificates evidencing the Shares, (iii) the fees and disbursements of OEH's accountants and counsel for Sea Containers and OEH, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(i), including filing fees and the reasonable fees and disbursements of your counsel in connection with such qualification and in connection with the preparation of any blue sky survey, (v) any fees, taxes and charges imposed by Bermuda on the sale of the Shares, (vi) the printing and delivery to you of copies of the Registration Statement and all amendments thereto, and copies of the Prospectus and any amendments or supplements thereto, (vii) the reproduction and delivery of copies of the blue sky survey, and (viii) the fees and expenses, if any, incurred with respect to any filing by you or your counsel with the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Shares.

        If the Shares to be sold pursuant to a Terms Agreement are not delivered for any reason other than (a) a termination of your obligations in accordance with clause (ii) or (iii) of Section 11 hereof, or (b) a default by you of your obligations hereunder, Sea Containers will reimburse you for all of your out of pocket expenses, including the reasonable fees and disbursements of your counsel.

        SECTION 5.    Conditions of Obligations.    Your obligations to sell the Shares as agent of Sea Containers and your obligations to purchase Shares pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties of OEH and Sea Containers herein on the most recent Effective Date, any applicable Representation Date and any applicable Settlement Date, to the performance and observance by OEH and Sea Containers of all covenants and agreements herein contained on their part to be performed and observed, and to the following additional conditions precedent:

          (a)    The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Shares for offering or sale in any jurisdiction shall have been issued and not lifted, and no proceedings for such purposes shall have been instituted and continue to be pending, or, to your knowledge or the knowledge of OEH and Sea Containers, shall be threatened, and all requests for additional information by the Commission shall have been complied with to your reasonable satisfaction.

          (b)    At each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, you shall have received:

            (1)    The opinion, dated as of such Settlement Date, of Carter Ledyard & Milburn LLP, United States counsel to OEH and Sea Containers, in form reasonably satisfactory to you and your counsel, to the effect that:

              (i)    To such counsel's knowledge, except as described in the Prospectus, there are no legal or governmental proceedings pending or threatened in the United States to which OEH, Sea Containers or any of their respective subsidiaries is a party or to which any of their properties is subject and which are required to be disclosed in the Registration Statement or the Prospectus;

              (ii)    The execution and delivery by OEH and Sea Containers of this Agreement and the Terms Agreement, the performance by OEH and Sea Containers of, or their compliance with, their respective obligations under this Agreement and the Terms Agreement, and the consummation of the transactions contemplated herein or in the Registration Statement, including the sale and delivery by Sea Containers of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEH or Sea Containers under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement and to which OEH or Sea Containers is a party or by which it is bound or to which any of its property or assets is subject, or (B) any United States federal or New York statute, rule or regulation or any decree, judgment or order, known to such counsel, of any United States federal or New York court or governmental agency or body specifically applicable to OEH or Sea Containers or any of their respective properties, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect;

              (iii)    No consent, approval, authorization or order of, or registration or qualification or filing of or with, any United States federal or New York governmental agency or body or, to the best of such counsel's knowledge, any United States federal or New York court is required for the performance by OEH or Sea Containers of its obligations under this Agreement and the Terms Agreement, or the consummation of the transactions contemplated by this Agreement in connection with the valid sale and delivery by Sea Containers of the Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except, in the case of the Shares and the Rights associated therewith, (a) such as have been or will be obtained or made under the 1933 Act, and (b) such as may be required under state securities laws in connection with the purchase and distribution of the Shares and Rights by you, and except in the case of the Preferred Shares issuable upon the exercise of the Rights associated with the Shares, (a) such as may be required under the 1933 Act or the 1934 Act, and (b) such as may be required under state securities laws in connection with the issuance of the Preferred Shares upon the exercise of such Rights;

              (iv)    The Registration Statement has become effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been initiated or are pending or threatened;

              (v)    (I) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the rules of the Commission thereunder; (II) each document incorporated by reference in the Registration Statement and Prospectus, at the time such document was initially filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules of the Commission thereunder; and (III) the descriptions in the Registration Statement and the Prospectus of contracts and other documents, of United States federal and New York statutes, and of legal and governmental proceedings in the United States, are accurate summaries in all material respects and fairly present the information required to be given;

              (vi)    such counsel does not know of any contracts or documents required to be described in the Registration Statement or Prospectus, or required to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement or Prospectus, which are not described or filed or incorporated by reference as required, it being understood that such counsel expresses no opinion as to the financial statements and related notes and schedule or schedules or other financial information and statistical data in the Registration Statement or the Prospectus;

              (vii)    The Class A Shares (including the Shares) and the Rights associated therewith are listed on the New York Stock Exchange, Inc.;

              (viii)    OEH is eligible to use Form S-3 for the registration under the 1933 Act of the offer and sale of the Shares as described in the Prospectus, and the Registration Statement meets the requirements set forth in Rule 415(a)(1)(i) or (x) under the 1933 Act;

              (ix)    Assuming that (A) the certificate or certificates representing the Shares to be sold by Sea Containers have been effectively indorsed in blank in accordance with NYUCC Article 8, and (B) a purchaser is without notice of any adverse claim to the Shares, then such purchaser, upon paying the purchase price for Shares and acquiring possession of the certificate or certificates for such Shares, will be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the New York Uniform Commercial Code, and will acquire such Shares (including, without limitation, all rights that Sea Containers has the power to transfer in such Shares) free of any adverse claim.

              (x)    OEH and Sea Containers, each, is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

        Carter Ledyard & Milburn LLP may limit such opinion to the laws of the United States of America and the State of New York and may rely as to factual matters on certificates obtained from officers of OEH, Sea Containers and public officials. The opinion of Carter Ledyard & Milburn LLP will also state that, while such counsel have not made any independent investigation of, are not passing upon and do not assume responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than as indicated in clause (III) of subsection (v) above, on the basis of discussions regarding the business and affairs of OEH and Sea Containers and such counsel's familiarity with certain matters relating to such business and affairs as a result of having served as United States counsel for OEH and Sea Containers in connection with certain previous transactions, nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements and notes and other financial and statistical data included in the Registration Statement and Prospectus, as to which such counsel expresses no view), at the most recent Effective Date (or, if, after such Effective Date, Sea Containers files any documents pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act which are incorporated by reference into the Registration Statement, at the time of the most recent such filing), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes and other financial and statistical data included in the Registration Statement and Prospectus, as to which such counsel expresses no view), on the most recent Effective Date, or on the appropriate Settlement Date or Representation Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (2)    The opinion, dated as of such Settlement Date, of Appleby Spurling & Kempe, Bermuda counsel to OEH and Sea Containers, in form reasonably satisfactory to you and your counsel, to the effect that:

            (i)    Each of Sea Containers, OEH, Contender 2 Ltd. and Orient-Express Holdings 1 Ltd. is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda;

            (ii)    OEH has all requisite corporate power and authority under its constitutional documents to own, lease, manage and operate its properties and to conduct its business as described in the Prospectus, and each of OEH and Sea Containers has all requisite power and authority to enter into this Agreement and the Terms Agreement and deliver the Shares as herein contemplated;

            (iii)    The Class A Shares, the Rights and the Shareholder Rights Agreement conform in all material respects with the descriptions thereof contained in the Prospectus under the caption "Description of Common Shares."

            (iv)    This Agreement and the Terms Agreement have been duly authorized, executed and delivered by OEH and Sea Containers and constitute valid and binding obligations of OEH and Sea Containers enforceable against OEH and Sea Containers in accordance with their terms;

            (v)    The issued and outstanding Class A Shares of OEH (including the Shares [other then the Conversion Shares]) have been duly authorized and validly issued and are fully paid and non-assessable;

            (vi)    None of the outstanding Class A Shares of OEH were issued in violation of any pre-emptive or other similar rights of any security holder of OEH pursuant to the constitutional documents;

            (vii)    The Shares have been duly authorized for sale and delivery to you pursuant to the terms of this Agreement [and the Terms Agreement], and when sold and delivered by Sea Containers pursuant to the terms of this Agreement and the Terms Agreement, against payment of the consideration set forth in the Terms Agreement, will be validly issued, fully paid and non-assessable, and no holder of the Shares is or will be subject to personal liability with respect to the debts or obligations of OEH solely by reason of being such a holder.

            (viii)    The Rights Agreement has been duly authorized, executed and delivered by OEH, the Rights have been duly authorized by OEH, the Rights attached to the Shares are validly issued, and the Preferred Shares issuable upon the exercise of the Rights have been duly authorized by OEH and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

            (ix)    Based solely on the results of the Litigation Search (as defined), there is not pending any action, suit, proceeding, inquiry or investigation in Bermuda, to which OEH or Sea Containers is a party or to which the property of OEH or Sea Containers is subject, before or brought by any court or governmental agency or body in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by OEH or Sea Containers of its obligations hereunder.

            (x)    The information in the Prospectus under the captions "Risk Factors—Other Risks Factors—We cannot assure you that a judgment of a United States court for liabilities under U.S. securities laws would be enforceable in Bermuda, or that an original action can be brought in Bermuda against Sea Containers for liabilities under U.S. securities laws," and "Description of Common Shares," to the extent such information constitutes matters of Bermuda law, is accurate in all material respects.

            (xi)    The execution and delivery by OEH and Sea Containers of this Agreement and the Terms Agreement, the performance by OEH and Sea Containers of, or their compliance with, their respective obligations under this Agreement and the Terms Agreement, and the consummation of the transactions contemplated herein and the Terms Agreement or in the Registration Statement, including the sale and delivery by Sea Containers of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEH or Sea Containers under (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement, and to which OEH or Sea Containers is a party or by which it is bound or to which any of its property or assets is subject (except for such breaches, violations, defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect), (B) any requirement of any law or regulation of Bermuda, and (C) the constitutional documents;

            (xii)    No consent, approval, authorization or order of, or registration or qualification or filing of or with, any Bermuda governmental agency or body or, to the best of such counsel's knowledge, any Bermuda court is required for the performance by OEH or Sea Containers of its obligations under this Agreement and the Terms Agreement, including the sale and delivery by Sea Containers of the Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except such as have been obtained from the Bermuda Monetary Authority; and

            (xiii)    The choice of the laws of the State of New York as the proper law to govern this Agreement and the Terms Agreement is a valid choice of law under Bermuda law, and such choice of law would be recognized, upheld and applied by the courts of Bermuda as the proper law of this Agreement and the Terms Agreement in proceedings brought before them in relation to this Agreement and the Terms Agreement, provided that (1) the point is specifically pleaded; (2) such choice of law is valid and binding under the laws of the state of New York; and (3) recognition would not be contrary to public policy as that term is understood under Bermuda law.

            (xiv)    There are no Bermuda capital, stamp or other issuance taxes or duties payable in Bermuda in connection with the sale and delivery of the Shares to you, or the consummation of any of the other transactions contemplated in this Agreement and the Terms Agreement.

          (3)    You will receive on each Settlement Date the opinion of your counsel, dated the Settlement Date, in form and substance reasonably satisfactory to you.

        (c)    On each Settlement Date, there will not have been, since the date of the applicable Terms Agreement, and on each Effective Date, there will not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, and on each Effective Date, and on each Settlement Date if called for by the applicable Terms Agreement, you will have received a certificate of OEH's president or any vice president, dated as of the Effective Date or such Settlement Date, to the effect that (i) there has been no such Material Adverse Change, (ii) the other representations and warranties of OEH contained in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the time of such certificate, (iii) OEH has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement and any applicable Terms Agreement at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement or the qualification of the Shares for offer or sale in any jurisdiction has been issued, and no proceedings for that propose have been initiated or are pending or, to such person's knowledge, are threatened.

        (d)    On each Effective Date, and on each Settlement Date if called for by the applicable Terms Agreement, you will have received a certificate of Sea Containers' president or any vice president, dated as of the Effective Date or such Settlement Date, to the effect that (i) the representations and warranties of Sea Containers contained in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the time of such certificate, and (ii) Sea Containers has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement and any applicable Terms Agreement at or prior to the date of such certificate.

        (e)    On the date of any Terms Agreement, you will have received from Deloitte & Touche LLP a letter, dated as of such date, in form and substance reasonably satisfactory to you, to the effect that:

          (1)    They are independent public accountants with respect to OEH and its subsidiaries within the meaning of the 1933 Act and the rules of the Commission and that the response, if any, to Item 10 of Form S-3 is "none" with respect to Deloitte & Touche LLP;

          (2)    In their opinion, the consolidated financial statements and related financial statement schedules audited by them and included in or incorporated by reference into the Registration

  Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission thereunder, as applicable;

          (3)    On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of OEH and its subsidiaries, inspection of the minute books of OEH, inquiries of officials of OEH and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (i)    as of a specified date not more than five days prior to the date of delivery of such letter, there were any changes in the capital shares, long-term debt or shareholders' equity, or any decrease in total assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

            (ii)    for the period from the date of the latest balance sheet included or incorporated by reference into the Prospectus to the specified date referred to in clause (i) above, there were any material decreases in consolidated revenues, earnings from operations before net financing costs or in the total or per share amounts of net income of OEH and its subsidiaries, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

            (iii)    the unaudited financial statements, if any, included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules of the Commission thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; and

            (iv)    the unaudited financial information, if any, included or incorporated in the Registration Statement and the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; and

          (4)    Certain information set forth in dollar amounts (or ratios, per share amounts or percentages derived from such dollar amounts) specified by you contained in the Registration Statement, in each case to the extent that such dollar amounts, ratios, per share amounts and percentages have been obtained from accounting records which are subject to the internal controls of OEH's accounting system or have been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom.

        (f)    On each Settlement Date, if called for by the applicable Terms Agreement you will have received from Deloitte & Touche LLP a letter, dated as of such Settlement Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (e) of this Section 5, except that the specified date referred to will be a date not more than five days prior to such Settlement Date and, to the extent that any additional documents are incorporated by reference in the Registration

Statement, such letter will refer to the most recent consolidated financial statements, amounts, percentages and financial information contained therein.

        (g)    On the date of this Agreement and on each Settlement Date, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by OEH and Sea Containers in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and your counsel.

        (h)    You shall have received evidence reasonably satisfactory to you that the appointment of Corporation Service Company, as agent for service of process for Sea Containers pursuant to Section 16 hereof has been accepted by such agent.

        (i)    In the event that Sea Containers grants you in a Terms Agreement an option to purchase Shares to cover overallotments ("Option Shares") and you exercise such option to purchase all or any portion of the Option Shares, the representations and warranties of OEH and Sea Containers contained herein and the statements in such Terms Agreement or any certificates furnished by OEH or Sea Containers hereunder will be true and correct as of each Settlement Date for such Option Shares ("Option Settlement Date") and, at the relevant Option Settlement Date, you will have received:

            (1)    a certificate, dated such Option Settlement Date, of the president or any vice president of OEH confirming that the certificate delivered at the Settlement Date pursuant to paragraph 5(c) hereof remains true and correct as of such Option Settlement Date.

            (2)    a certificate, dated such Option Settlement Date, of the president or any vice president of Sea Containers confirming that the certificate delivered at the Settlement Date pursuant to paragraph 5(d) hereof remains true and correct as of such Option Settlement Date.

            (3)    the opinions of Carter Ledyard & Milburn LLP and Appleby Spurling & Kempe, each in form reasonably satisfactory to your counsel, dated such Option Settlement Date, relating to the Option Shares to be purchased on such Option Settlement Date and otherwise to the same effect as the opinions delivered pursuant to subsections 5(b)(1) and (2) hereof.

            (4)    the opinion of your counsel, dated such Option Settlement Date, relating to the Option Shares to be purchased on such Option Settlement Date and otherwise to the same effect as the opinion delivered pursuant to subsection 5(b)(3) hereof.

            (5)    a letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to you and dated such Option Settlement Date, substantially in the same form and substance as the letter furnished to you pursuant to paragraph 5(f) hereof, except that the specified date in the letter furnished to you pursuant to this paragraph (i) shall be a date not more than five days prior to such Option Settlement Date.

        Your obligation to purchase Shares pursuant to any Terms Agreement will be subject to the further condition that there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

        If any condition specified in this Section 5 will not have been fulfilled, this Agreement and any Terms Agreement may be terminated by you by notice to OEH and Sea Containers at any time at or prior to the applicable Settlement Date, and such termination shall be without liability of any party to any other party except that the provisions of Section 4 hereof, the indemnity provisions of Section 7 hereof, the contribution provisions of Section 8 hereof and the provisions of Sections 9, 10, 13 and 14 hereof will remain in effect. For purposes of a Settlement Date with respect to any Terms Agreement, the term "Prospectus" will refer to the Prospectus last filed by OEH under Rule 424(b) under the 1933 Act prior to the execution of the applicable Terms Agreement.

        SECTION 6.    Additional Covenants of OEH and Sea Containers.    OEH and Sea Containers covenant and agree as follows:

          (a)    Each execution and delivery of a Terms Agreement by Sea Containers and OEH will be deemed to be (i) an affirmation that the representations and warranties of OEH and Sea Containers contained in this Agreement and such Terms Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of such execution and delivery, and (ii) an undertaking that such representations and warranties will be true and correct at the applicable Settlement Date, as though made at and as of such Settlement Date (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

          (b)    Each time that OEH (1) amends or supplements the Registration Statement or the Prospectus by filing with the Commission an annual report pursuant to Section 13 or 15(d) of the 1933 Act, or (2) otherwise amends or supplements the Registration Statement or the Prospectus (other than by providing solely for a change in the plan of distribution or the sales price or similar changes, and other than by filing with the Commission any document (other than an annual report) incorporated by reference into the Prospectus), OEH and Sea Containers will furnish or cause to be furnished to you forthwith (i) certificates, in form reasonably satisfactory to you, to the effect that the statements contained in the certificates referred to in paragraphs 5(c) and (d) hereof which were last furnished to you are true and correct at the time of filing such amendment or supplement, as the case may be, as though made at and as of such time (except that such statements will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or (ii) in lieu of such certificate, a certificate of the same tenor as the certificate referred to in paragraphs 5(c) and (d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

          (c)    Each time that the OEH (1) amends or supplements the Registration Statement or the Prospectus by filing with the Commission an annual report pursuant to Sections 13 or 15(d) of the 1933 Act, or (2) otherwise amends or supplements the Registration Statement or the Prospectus (other than by providing solely for a change in the plan of distribution or the sales price or similar changes, and other than by filing with the Commission any document (other than an annual report) incorporated by reference into the Prospectus), OEH and Sea Containers will cause to be furnished forthwith to you and your counsel (i) a written opinion of Carter Ledyard & Milburn LLP or other United States counsel reasonably satisfactory to you, and (ii) a written opinion of Appleby Spurling & Kempe or other Bermuda counsel reasonably satisfactory to you, in each case dated the date of delivery of such opinion, in form reasonably satisfactory to you, of the same tenor as the opinions to be delivered by such counsel pursuant to subsections 5(b)(1) and 5(b)(2) hereof, respectively, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion will, subject to the last sentence of Section 5 hereof, be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

          (d)    Each time that OEH (1) amends or supplements the Registration Statement or the Prospectus by filing with the Commission an annual report pursuant to Section 13 or 15(d) of the 1933 Act, or (2) otherwise amends the Registration Statement or the Prospectus (other than by providing solely for a change in the plan of distribution or the sales price or similar changes, and other than by the filing with the Commission any document (other than an annual report) incorporated by reference into the Prospectus), OEH and Sea Containers shall cause Deloitte & Touche LLP forthwith to furnish you a letter, dated the date of filing of such annual report or other amendment or supplement with the Commission, in form satisfactory to you, of the same tenor as the portions of the letter referred to in clauses (1) and (2) of paragraph 5(d) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (3) and (4) of said paragraph 5(d) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of OEH; provided that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in your reasonable judgment, such letter should cover such other information.

        SECTION 7.    Indemnification.

        (a)    Indemnification of You and Others

        OEH and Sea Containers jointly and severally agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and manner set forth in clauses (i), (ii), (iii) and (iv) below.

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of non-U.S. jurisdictions where Shares reserved pursuant to a directed share program, if any, have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of Shares reserved pursuant to a directed share program, if any, to eligible employees and persons having business relationship with OEH or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

          (iii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or in connection with any violation of the nature referred to in

  Section 7(a)(ii)(A) hereof; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of OEH and Sea Containers; and

          (iv)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or in connection with any violation of the nature referred to in Section 7(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity, as to any preliminary prospectus, shall not inure to the benefit of any person on account of any loss, liability, claim, damage, or expense arising from the sale of the shares to any person by you if you failed to send or give a copy of any subsequent preliminary prospectus or the Prospectus to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary prospectus was corrected in the subsequent preliminary prospectus or the Prospectus, unless such failure resulted from noncompliance by OEH of its Prospectus delivery requirements pursuant to the 1933 Act or the 1934 Act; and provided further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to OEH by you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) (the "Furnished Information").

          (b)    Indemnification of OEH, Sea Containers and Others.

        You agree to indemnify and hold harmless Sea Containers, OEH, OEH's directors, each of its officers who signed the Registration Statement, and each person, if any, who controls OEH or Sea Containers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information.

          (c)    Actions against Parties; Notification.

        Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by you and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by OEH and Sea Containers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d)    Settlement without Consent if Failure to Reimburse.

        If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e)    Other Agreements with Respect to Indemnification.

        The provisions of this Section shall not affect any agreement between OEH and Sea Containers with respect to indemnification.

        SECTION 8.    Contribution.    If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by OEH and Sea Containers on the one hand and you on the other hand from the offering of the Shares pursuant to this Agreement and the Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of OEH and Sea Containers on the one hand and of you on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 7(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by OEH and Sea Containers on the one hand and you on the other hand in connection with the offering of the Shares pursuant to this Agreement and the Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by Sea Containers and the total underwriting discount received by you, in each case as set forth on the cover of the prospectus supplement, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

        The relative fault of OEH and Sea Containers on the one hand and you on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by OEH or Sea Containers or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in section 7(a)(ii)(A) hereof.

        OEH and Sea Containers and you agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section, each person, if any, who controls you within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as you, and each director of OEH, each officer of OEH who signed the Registration Statement, and each person, if any, who controls OEH or Sea Containers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as OEH or Sea Containers, as the case may be. Your respective obligations to contribute pursuant to this Section are several in proportion to the number of Shares purchased, and not joint.

        The provisions of this Section shall not affect any agreement between OEH and Sea Containers with respect to contribution.

        SECTION 9.    Representations and Indemnities to Survive Delivery.    Except as otherwise specified herein, the respective indemnities, agreements, representations, warranties and other statements of OEH, Sea Containers, their respective officers or subsidiaries, and you set forth in or made pursuant to this Agreement or any Terms Agreement entered into in connection herewith will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of you, OEH or Sea Containers or any of your or their officers, directors or controlling persons and will survive delivery of and payment for the Shares, from time to time.

        SECTION 10.    Your Status as Agent.    In selling the Shares for Sea Containers, you are acting solely as agent for Sea Containers and not as principal, except as otherwise provided in Section 2(b) hereof. When acting solely as agent, you will make reasonable efforts to assist Sea Containers in obtaining performance by each purchaser whose offer to purchase Shares from Sea Containers has been accepted on behalf of Sea Containers, but you will not have any liability to Sea Containers if any such purchase is not consummated for any reason.

        SECTION 11.    Termination.    This Agreement may be terminated for any reason at any time by any party hereto by giving five days' written notice of such termination to the other parties hereto. You may also terminate this Agreement and any existing Terms Agreement immediately (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of OEH has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) a stop order suspending the effectiveness of the Registration Statement or an order preventing or suspending the use of the Prospectus shall have been entered and shall not have been lifted or removed, or (v) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they are made not misleading, and OEH or Sea Containers will not have complied with Section 3(b) of this Agreement. In the event of any such termination, a party hereto will not have any liability to the other parties hereto (including any obligation of yours to complete a purchase of Shares as principal or to complete a sale as agent hereunder), except that (i) you will be entitled to any commissions earned in accordance with the third paragraph of paragraph 2(a) hereof, (ii) if at the time of termination, (A) you own any of the Shares with the intention of reselling them or (B) an offer to purchase any of the Shares has been accepted on behalf of Sea Containers but the time of delivery to the purchaser or its agent of the Shares relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof and the conditions in Section 5 hereof will remain in effect until such Shares are so resold or delivered, as the case may be, and (iii) the covenant set forth in paragraph 3(g) hereof, the provisions of Section 4 hereof, the indemnity provisions of Section 7 hereof, the contribution provisions of Section 8 hereof and the provisions of Sections 9, 10, 13 and 14 hereof will remain in effect.

        SECTION 12.    Notices.    All notices and other communications hereunder will be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to                        , New York, New York            , attention of                         (fax (212)                          ). Notices to OEH or Sea Containers shall be directed to it at 41 Cedar Avenue, Hamilton, HM EX, Bermuda, attention of the Secretary (fax (809) 292-8666), with copies to Sea Containers America Inc., 1155 Avenue of the Americas, New York, New York 10036, attention of John T. Landry, Jr., Esq. (fax (212) 302-5073); to Sea Containers Services Ltd., Sea Containers House, 20 Upper Ground, London SE1 9PF, England, attention of Edwin S. Hetherington, Esq. (fax 011-44-207-805-5916); and to Robert M. Riggs, Esq., Carter Ledyard & Milburn LLP, 2 Wall Street, New York, New York 10005 (fax (212) 732-3232).

        SECTION 13.    Parties.    This Agreement and any Terms Agreement will inure to the benefit of and be binding upon you, OEH and Sea Containers and your and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement, or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares will be deemed to be a successor by reason merely of such purchase.

        SECTION 14.    Governing Law.    This Agreement and any Terms Agreement, and the rights and obligations of the parties created hereby and thereby, are and will be governed by the laws of the State of New York.

        SECTION 15.    Counterparts.    This Agreement and any Terms Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together will constitute one and the same agreement.

        SECTION 16.    Submission to Jurisdiction.    Any legal action or proceeding with respect to this Agreement, any Terms Agreement, the Shares or any document related thereto may be brought in the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, OEH and Sea Containers hereby accept for themselves and in respect of their respective property, generally and unconditionally, the jurisdiction of the aforesaid courts in any such legal action or proceeding. The parties hereto hereby irrevocably waive trial by jury, and OEH and Sea Containers hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. OEH and Sea Containers hereby irrevocably designate Sea Containers America Inc. and Corporation Service Company as the designees, appointees and agents of OEH and Sea Containers to receive, for and on behalf of OEH and Sea Containers, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, any Terms Agreement, the Shares or any document related thereto. It is understood that a copy of such process served on either such agent will be promptly forwarded to OEH and Sea Containers at their addresses set forth in Section 12, but the failure of OEH or Sea Containers to receive such copy will not affect in any way the service of such process. In addition to service on OEH's or Sea Containers' process agent, OEH and Sea Containers further irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to OEH or Sea Containers at its said address, such service to become effective 10 days after such mailing. Nothing herein will affect your right or the right of any holder of Shares to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against OEH or Sea Containers in any other jurisdiction.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to Sea Containers and OEH a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you, OEH and Sea Containers in accordance with its terms.

Very truly yours,

SEA CONTAINERS LTD.

		By:	Name: Title:

ORIENT-EXPRESS HOTELS LTD.

		By:	Name: Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[Name of Sales Agent]

By:	Name: Title:

EXHIBIT A

ORIENT-EXPRESS HOTELS LTD.
(a Bermuda company)
14,403,300 Class A Common Shares
(par value $.01 each)

TERMS AGREEMENT

[Date]

          Re:    Sales Agreement dated                       , 2003

        The undersigned agrees to purchase            Shares on the following terms:

            Initial public Offering Price: $            per Share

            Discount:            %

            Proceeds to Sea Containers Ltd.: $            per Share

            Settlement Date, Time and Place:

            Exceptions, if any, to Section 3(j) of the Sales Agreement:

            Lock-up provisions (if any)

        [The certificates referred to in Section 5(c) and 5(d) of the Sales Agreement, the opinions referred to in Section 5(b) of the Sales Agreement and the accountants' letter referred to in Section 5(f) of the Sales Agreement will be required.]

[NAME OF AGENT]

		By:	Name: Title:
Accepted:

SEA CONTAINERS LTD.

By:	Name: Title:

EXHIBIT B

Administrative Procedures

ORIENT-EXPRESS HOTELS LTD.
14,403,300 Class A Common Shares
(par value $.01 each)

        14,403,300 shares (the "Shares") of the class A common shares, par value $.01 each, of Orient-Express Hotels Ltd., a Bermuda company (the "Company"), are to be offered on a continuing basis by Sea Containers Ltd., a Bermuda company (Sea Containers").                        , as agent (the "Agent"), has agreed to use its best efforts to sell the Shares directly for Sea Containers, and may also purchase Shares, as principal, for resale. The Shares are being sold pursuant to a Sales Agreement between Sea Containers and the Agent dated                        , 2003 (the "Sales Agreement"). The Shares have been registered under the Securities Act of 1933 with the Securities and Exchange Commission (the "Commission").

        Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities, document control and record-keeping functions will be performed for OEH and Sea Containers by John T. Landry, Jr. and Edwin S. Hetherington.

Confirmation:
At the close of business on each day on which Shares are sold hereunder (a "trade date"), the Agent will issue a confirmation for the day's transactions by fax or e-mail to Edwin S. Hetherington at Sea Containers Services Ltd., London, England (fax 011-44-207-805-5916, e-mail edwin.hetherington@seacontainers.com), with a copy to John T. Landry, Jr. at Sea Containers America Inc. in New York (fax 212-302-5073, e-mail jack.landry@seacontainers.com) containing the following key details:
1. The number of Shares sold.
2. The prices at which the Shares were sold.
3. The commissions payable to the Agent by Sea Containers.
4. Other applicable charges, such as transfer taxes.
5. The net proceeds payable to Sea Containers.
6. The date or dates of settlement.
Settlement Date:	3 business days after the trade date (the "Settlement Date").

Denomination and Registration:
Single certificate representing total number of Shares to be settled on a Settlement Date or credit to the Agent's account at The Depository Trust Company of the total number of Shares to be settled on the Settlement Date, unless other instructions are given to Sea Containers by the Agent at least 48 hours prior to the settlement date. All certificates will be registered in the name of Cede & Co. unless other instructions are given to Sea Containers by the Agent at least 48 hours prior to the Settlement Date.
Details for Settlement:
On the day after a trade date, Sea Containers will authorize EquiServe Trust Company N.A., as transfer agent, by fax or e-mail to deliver certificate(s) or credit Shares to Agent's Depository Trust Company account on the settlement date upon telephonic, fax or e-mail authorization by Sea Containers on such date. Sea Containers will indicate denominations of certificate(s). On the settlement date, Agent will credit the amount of net sales proceeds to the account of Sea Containers with Agent or send New York Clearing House funds in the amount of net sales proceeds (sales price less commission and transfer taxes) by wire to , for the account of Sea Containers Ltd., Account No. , ABA Code , Swift Code . Upon telephonic receipt of funds wire number, Sea Containers will authorize EquiServe Trust Company N.A. by telephone, fax or e-mail to release certificates to Agent.
Delivery of Certificates:
EquiServe Trust Company N.A. will call of Agent (telephone (212) ) two days prior to settlement to confirm delivery of certificate(s). EquiServe Trust Company N.A. will release certificate(s) to Agent on telephonic authorization by Sea Containers. Certificate(s) will be delivered to , NY, NY or by other means for the account of the Agent through The Depository Trust Company, not later than 10:00 a.m., New York City time, on the third business day after the trade date for the sale of such Shares; provided that Sea Containers and the Agent may agree that delivery of and payment for Shares sold in particular transactions and/or payment of commissions in respect thereof is to be made at such other times and places and in such other manner as Sea Containers and the Agent may determine

Fails:
If on the Settlement Date the certificate(s) are ready for delivery but Agent does not wire funds to Sea Containers or credit net sales proceeds to Sea Containers' account with Agent, Agent will pay interest to Sea Containers for each day's delay at the federal funds rate.
Suspension of Sales; Amendment or Supplement:	Sea Containers will give Agent telephonic notice of suspension, amendment or supplement, confirmed by fax or e-mail.
Delivery of Prospectus:
OEH will deliver to Agent such number of copies of the Prospectus as the Agent may reasonably request. OEH will file seven current Prospectuses with the New York Stock Exchange, or such other number as may be required from time to time pursuant to Rule 153.
Payment of Selling Commissions and Transfer Taxes:	Commissions and taxes will be deducted from sales price paid to Sea Containers.